As filed with the Securities and Exchange Commission on June 2, 2022

Registration No. 333-258782

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4

TO

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Antelope Enterprise Holdings Ltd.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Jinjiang Hengda Ceramics Co., Ltd.

Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC

Telephone: +86 (595) 8576 5053

(Address of principal executive offices, including zip code)

Copies to:

Ralph V. De Martino, Esq.

Marc E. Rivera, Esq.

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Tel: (202)724-6848

Fax: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June [__], 2022

PRELIMINARY PROSPECTUS

2,218,702 Shares, 566,379 sold in a private placement and 1,652,323 issuable upon exercise of outstanding warrants sold in private placements, offered by the Selling Shareholders,

of

Antelope Enterprise Holdings, Ltd.

This prospectus relates to the offer and sale of up to 566,379 shares of our common shares in a private placement at a price of $2.32 per share (the “December 2020 Shares”), 588,236 shares of our common shares issuable upon the exercise of warrants at an exercise price of $3.57 per share (the “February 2021 Warrants”), up to 58,824 of our common shares issuable upon the exercise of placement agent warrants at an exercise price of $4.46 per share (the “February 2021 Placement Agent Warrants”), up to 913,875 of our common shares issuable upon the exercise of warrants at an exercise price of $3.42 per share (the “June 2021 Warrants”), and up to 91,388 of our common shares issuable upon the exercise of placement agent warrants at an exercise price of $4.35 per share (the “June 2021 Placement Agent Warrants”). Our common shares are issuable upon exercise of these warrants which are currently held by certain Selling Shareholders named in this prospectus. We issued the June 2021 Warrants and the June 2021 Placement Agent Warrants in connection with the June 2021 capital raising transaction, and the February 2021 Warrants and the February 2021 Placement Agent Warrants - in connection with the February 2021 capital raising transaction. The shares issuable upon exercise of such warrants may be offered for sale from time to time by the Selling Shareholders. We will receive proceeds from any exercises of the above warrants, but not from the sale of the underlying common shares.

The Selling Shareholders may sell any or all of the shares on any stock exchange, market or trading facility on which the Shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholders and the times and manners in which they may offer and sell our shares is described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus. While we will bear all costs, expenses and fees in connection with the registration of the Shares, we will not receive any of the proceeds from the sale of our shares by the Selling Shareholders.

The PCAOB announced on December 16, 2021 that it had determined that it was unable to inspect or investigate completely Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 20-F for year ended December 31, 2021. On May 9, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA. That provisional identification became final on May 31, 2022. The Holding Foreign Companies Accountable Act (HFCAA) states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. If the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of our shares on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024 and, as a result, Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, becomes law, such a prohibition could take effect as early as 2023.

Our shares are currently traded on the Nasdaq Stock Market under the symbol “AEHL”. On May 27, 2022, the closing price for our shares on Nasdaq was $0.792 per share.

In the prospectus, Antelope Enterprise Holdings Limited is referred to as “Antelope Enterprise.” We refer to our subsidiaries as follows: Success Winner Limited, a British Virgin Islands company and a wholly owned subsidiary, is referred to as “Success Winner,” Stand Best Creation Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Stand Best,” Jinjiang Hengda Ceramics Co., Ltd., a wholly-owned PRC subsidiary of Stands Best, is referred to as “Hengda,” Jiangxi Hengdali Ceramics Material Co., Ltd., a wholly-owned PRC subsidiary of Hengdais referred to as “Hengdali,” Antelope Enterprise (HK) Holdings Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Antelope (HK),” Antelope Holdings (Chengdu) Co., Ltd., a wholly-owned PRC subsidiary of Antelope (HK) , is referred to as “Antelope (Chengdu),” Vast Elite Limited, a Hong Kong company and wholly owned subsidiary of Success Winner, is referred to as “Vast Elite,” Chengdu Future Talented Management and Consulting Co., Ltd. , a wholly-owned PRC subsidiary of Vast Elite, is referred to as “Chengdu Future”. This information is provided to clarify our disclosure as it relates to the various entities in our corporate structure. Currently, we have four indirectly held subsidiaries in mainland China. Hengda and Hengdali, both of which manufacture ceramic titles; Antelope Chengdu which is engaged in computer consulting and software development; and Chengdu Future which is engaged in business management and consulting services.

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) Antelope Enterprise’s business operations are carried out inside China; and (ii) it does not maintain any variable interest entity structure or operate any data center in China. Antelope Enterprise may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither Antelope Enterprise nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and Antelope Enterprise does not intend to obtain the approval from either the CSRC in connection with any such offering, since Antelope Enterprise does not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. See “Risk Factors—Risks Related to Doing Business in China.”

Recent statements and regulatory actions by the Chinese government have targeted those companies whose operations involves cross-border data security or anti-monopoly concerns.

With regard to data security, China promulgated several important laws recently. Among them, on June 10, 2021, China promulgated the PRC Data Security Law ("DSL"), which became effective on September 1, 2021. The legislative intent for this law mainly includes regulating data processing activities, ensuring data security, promoting data development and utilization, protecting the data-related legitimate rights and interests of individuals and organizations, and safeguarding national sovereignty, security and development interests. Article 36 provides that any Chinese entity that provides data to foreign judicial or law enforcement agencies (regardless of whether directly or through a foreign entity) without approval from the Chinese authority would likely be deemed to be in violation of DSL. In addition, pursuant to Article 2 of Measures for Cybersecurity Reviews (the “Measures”), the procurement of any network product or service by an operator of critical information infrastructure that affects or may affect national security shall be subjected to a cybersecurity review under the Measures. Pursuant to Article 35 of Cybersecurity Law of the People's Republic of China, where “critical information infrastructure operators” purchase network products and services, which may influence national security, the operators are required to be subjected to a cybersecurity review. Our subsidiaries, Hengda and Hengdali, are manufacturers of ceramic tiles and they do not operate any critical information infrastructure. Our remaining two Chinese subsidiaries, Antelope Chengdu and Antelope Futures are engaged in computer consulting and software development, and they do not operate any critical information infrastructure. As a result we do not believe that these new legal requirements are applicable to our subsidiaries. However, the exact scope of the term “critical information infrastructure operator” remains unclear, so there can be no assurance that our subsidiaries will not be subjected to critical information infrastructure operator review in the future. Furthermore, in the event that Antelope Chengdu and Antelope Futures become operators of critical information infrastructure in the future they may be subjected to the above-described regulation.

With regard to anti-monopoly, Article 3 of Anti-Monopoly Law of the People's Republic of China (the “Anti-Monopoly Law”) prohibits "monopolistic practices," which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if the following apply: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; c) three operators have 75% or higher market share in a relevant market. We believe that none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of interpretations or regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above. See “Risk Factors—Risks Related to Doing Business in China.”

In general, rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation. See “Risk Factors—Risks Related to Doing Business in China.”

Cash transfers within our organization are effected by means of bank wires. For example, if a subsidiary needs a cash advance for working capital needs, management will decide which entity in our organization will loan the required cash to that subsidiary, and we will cause Antelope Enterprises or one of our subsidiaries to make the loan. The proceeds of the loan will be wired to the borrower subsidiary and will be recorded on our books as ‘Inter-Company due.’ Such loan amounts are eliminated in our consolidated financial statements. Cash transferred outside of our organization to satisfy our obligations to third parties are also effected via wire transfer. We have no current plans to distribute earnings. No dividends or distributions have been made during the three years preceding the date of this Prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated [______, __], 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. Under this registration process, the selling shareholders may from time to time sell up to 2,218,702 Shares in one or more offerings. This prospectus provides you with a general description of the securities that our selling shareholders may offer. Specific information about the offering may also be included in a prospectus supplement, which may update or change information included in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Neither we, nor the selling shareholders, have authorized any other person to provide you with different or additional information. Neither we, nor the selling shareholders, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates.

Except as otherwise set forth in this prospectus, neither we nor the selling shareholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Certain Defined Terms and Conventions

Unless otherwise indicated, references in this prospectus to:

•	“China” or the “PRC” are to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau.

•	“Warrants” collectively refers to the February 2021 Warrants, February 2021 Placement Agent Warrants, June 2021 Warrants, and June 2021 Placement Agent Warrants.

•	“RMB” and “Renminbi” are to the legal currency of China (see “Exchange Rate Information” for translations of RMB into U.S. dollars in this prospectus). This prospectus contains translations of certain RMB amounts into U.S. dollar amounts at specified rates. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all (also see “Risk Factors”). On May 20, 2022, the exchange rate was RMB 6.6921 to US$1.00.

•	“shares” are to our shares, par value US$0.024 per share.

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•	“US$” and “U.S. dollars” are to the legal currency of the United States.

WHERE YOU CAN FIND MORE INFORMATION

For the purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus does not contain all of the information included in the registration statement we filed. For further information regarding us and the Shares offered in this prospectus, you may desire to review the full registration statement, including the exhibits. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-202-551-8090. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports with the SEC, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in the British Virgin Islands, filed with and made public by any stock exchange or automated quotation system or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 filed with the SEC on April 29, 2022; and

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•	with respect to each offering of securities under this prospectus, all our subsequent Annual Reports on Form 20-F and any report on Form 6-K that (i) we file or furnish with the SEC on or after the date on which this prospectus is first filed with the SEC and until the termination or completion of the offering under this prospectus and (ii) indicates that it is being incorporated by reference in this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, who receives a copy of this prospectus, upon written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated by reference in this prospectus, except for exhibits to such documents unless the exhibits are specifically incorporated by reference into this prospectus. You should direct your requests to the attention of our chief financial officer at our principal executive office located in c/o Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, PRC. Our telephone number at this address is +86 (595) 8576 5053 and our fax number is Fax: +86 (595) 8576 5059.

You should rely only on the information contained or incorporated by reference in this prospectus, in any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

Our Business

We are a Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings. The ceramic tiles, sold under the “HD” or “Hengda,” brands are available in over two thousand styles, colors and size combinations. Currently, we have five principal product categories: porcelain tiles, glazed tiles, glazed porcelain tiles, rustic tiles, and polished glazed tiles. Ceramic tiles are widely used in the PRC as a construction material for residential and commercial buildings. Ceramic tiles are used for flooring, interior walls for decorative purposes and on exterior siding due to their resistance to temperature, extreme environments, erosion, abrasion and discoloration for extended periods of time. Our manufacturing facilities, operated by Jinjiang Hengda Ceramics Co., Ltd., are located in Jinjiang, Fujian Province, and our manufacturing facilities, operated by Jiangxi Hengdali Ceramic Materials Co., Ltd., are located in Gaoan, Jiangxi Province. We have begun to execute on a corporate diversification strategy by incorporating new subsidiaries which are mainly engaged in trending technology businesses in China. These include business management and consulting including human resource restructuring and optimization, information system technology consulting services including the sales of software use rights for digital data deposit platforms and asset management systems, and an online social media platform including live streaming and e-commence platform development and consulting. Two of our new subsidiaries, Chengdu Future and Antelope Chengdu, made a modest contribution to our financial performance for the year ended December 31, 2020, and Hainan Kylin Cloud Services, Antelope Chengdu and Chengdu Future jointly made a significant contribution to our financial performance for the year ended December 31, 2021.

Chengdu Future Talented Management and Consulting Co., Ltd (“Chengdu Future”), located in Chengdu, Sichuan Province, engages in a wide range of business consultancy services. Its main focus is to provide comprehensive consulting services in the areas of enterprise management, information systems, human resource management and operations engineering. It helps enterprises to develop and implement innovative solutions to enable their growth, improve their performance and efficiency and to resolve technical pain points to ensure their financial and operational stability. Chengdu Future plans to continue to expand the scope of its services and penetrate new markets across China.

Antelope Holdings (Chengdu) Co., Ltd., (“Antelope Chengdu”), located in Chengdu, Sichuan Province, engages in management consulting services including system process consulting, project analysis, financial analysis, and software products and services. It diagnoses difficulties in infrastructure and enterprise systems and addresses business challenges that enterprises confront by developing strategies to surmount such hurdles to ensure the healthy growth and development of its client companies. Its consulting teams have advanced technological knowledge and capabilities to implement workflow solutions via proprietary software products and services to help its enterprise clients with customized solutions to solve complex problems. Antelope Chengdu plans to continue to expand the scope of its services and penetrate new markets across China.

Hainan Kylin Cloud Services Technology Co., Ltd (“Hainan Kylin”), headquartered in Hainan Province, is an SAAS service platform that engages in online social media platforms, including live streaming and e-commence platform development and consulting. Its online presence includes a human resources platform that matches enterprises with a wide range of freelance workers and entrepreneurs. It is a leader in online employment matching, including technical, professional and industrial supply chain job candidates, and replaces the traditional human resource structure. Its online platform also provides entrepreneurial business consulting, skills training, resources for self-employment, counseling, compensation payment system services and other financial services. The Hainan Kylin online employment platform is designed to save enterprises significant costs in recruiting and hiring and covers 32 provinces in the PRC. Hainan Kylin also operates social e-commerce platforms such as Yunji E-Commerce, Leke Unicorn, Douyin Live, KK Live, and others. It currently operates as a multi-channel network, or influencer network, that works with live streaming video platforms to make their programming, partnerships digital rights, revenue and monetization effective. It plans to expand its live streaming online platforms by developing an array of professional anchor broadcasters, as well as discover and provide amateur anchors with training services, who would provide value-added content and services. Hainin Kylin integrates hundreds of Internet, blockchain and financial institutions on to its online platforms. Its growth plans include entry into digital entertainment such as video games, computer hardware digital products and e-sports.

Corporate Information

Our principal executive office is located at Junbing Industrial Zone, Anhai, Jinjiang City, Fujian Province, People’s Republic of China. Our telephone number at this address is +86 595 8576 5053. Our registered office is Craigmuir Chambers, Road Town, Tortola, British Virgin Islands, and our registered agent is Harneys Corporate Services Limited. We maintain a website at http://www.cceramics.com that contains information about our company. Information on this web site is not part of this prospectus.

December 2020 Private Placement

On December 7, 2020, the Company executed subscription agreements (each a “Subscription Agreement”) in connection with a $1,314,001 private placement of its ordinary shares with three accredited investors at the price of $2.32 per share (the “December 2020 Shares”). All respective purchasers in the offering were “accredited investors” (as such term is defined under rules and regulations promulgated under the Securities Act), and the Company sold the securities in the Offering in reliance upon an exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. There were no discounts or brokerage fees associated with this offering. The net proceeds of the offering were used for working capital and general corporate purposes.

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February 2021 Capital Raising Transaction

On February 12, 2021, we entered into a Securities Purchase Agreement with certain institutional investors for the sale by the Company of 588,236 shares at a purchase price of $3.57 per share. The shares were offered by us pursuant to the shelf registration statement on Form F-3 (File No. 333-228182), which was declared effective by the Securities and Exchange Commission on November 19, 2019. Concurrently with the sale of the shares, the Company also sold the February 2021 Warrants to purchase 588,236 shares. The aggregate gross proceeds of this offering were approximately $2.1 million, before commissions and expenses. Subject to certain beneficial ownership limitations, the five-year February 2021 Warrants will be immediately exercisable at an exercise price equal to $3.57 per share, subject to adjustments as provided under the terms of the February 2021 Warrants, and will terminate on the five-year anniversary of the initial exercise date of the February 2021 Warrants. The closing of the sales of these securities took place on February 17, 2021.

The warrants and the shares issuable upon exercise of the warrants were sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Dawson James Securities, Inc. acted as our exclusive placement agent, on a best-efforts basis, in connection with the offering. We agreed to pay the Placement Agent a cash placement fee equal to 8% of the gross proceeds of the offering, plus other expenses of the Placement Agent not to exceed $45,000. The Placement Agent also received five-year February 2021 Placement Agent Warrants to purchase up to a number of common shares equal to 5% of the aggregate number of shares sold in the offering, including the warrant shares issuable upon exercise of the warrants, which such Placement Agent warrants have substantially the same terms as the February 2021 Warrants sold in the offering, except that such February 2021 Placement Agent Warrants have an exercise price of $4.46 per share and will be exercisable six months from the effective date of the February 2021 offering and will terminate on the five year anniversary of the effective date of the February 2021 offering.

June 2021 Capital Raising Transaction

On June 10, 2021, we entered into Securities Purchase Agreements with three institutional accredited investors pursuant to which the Company sold 913,875 of its common shares at the per share price of $3.42 (which was priced in excess of the average of the five-day closing price for the Company’s common shares preceding execution of the SPA, which was $3.42). In a concurrent private placement, we sold to such investors June 2021 Warrants to purchase 913,875 common shares (the “June 2021 Warrants”). The June 2021 Warrants have an exercise price per share of $3.42, subject to adjustment, and have a term of five years. The June 2021 Warrants were sold without registration under the Securities in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors. The proceeds of the transaction were used for working capital and general working purposes. The transactions yielded gross proceeds to the Company of $3,180,285, before payment of commissions and expenses.

Dawson James Securities, Inc. acted as the Company’s exclusive placement agent in connection with the June 2021 offering. The Company paid the Placement Agent a fee equal to 8.0% of the gross proceeds of the offering, and a non-accountable expense allowance of $35,000. In addition, the Company issued June 2021 Placement Agent Warrants to the Placement Agent to purchase a number of common shares equal to 5.0% of the aggregate number of shares sold to the investors in the June 2021 offering, as well as the warrant shares issuable upon exercise of the June 2021 Warrants issued in the concurrent private placement, as additional placement agency compensation. The June 2021 Placement Agent Warrants have substantially the same terms as the June 2021 Warrants, except that the June 2021 Placement Agent Warrants have an exercise price of $4.35. The Placement Agent received customary indemnification in connection with the offering.

Risks Factors

• Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capital outside China, all of which could materially and adversely affect our business and the value of our securities.

• Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors with presence in China, and the delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

• The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

• We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

• Rules and regulations in China can change quickly, with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operations. See “Risk Factors—Risks Related to Doing Business in China.”

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RISK FACTORS

Any investment in the shares is speculative and involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our reports on Form 6-K, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to the Offering

Our shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor , which is located in Hong Kong, and the delisting of our shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The Holding Foreign Companies Accountable Act was enacted on December 18, 2020. The HFCA Act states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over the counter trading market in the United States. On December 2, 2021, the SEC adopted final amendments to its rules implementing the HFCAA. Such amendments require certain SEC registrants to submit documentation and make disclosures required under the HFCAA. In addition, the final amendments also establish procedures that the SEC follows in (i) determining whether a registrant is a “Commission-Identified Issuer” and (ii) prohibiting the trading on U.S. securities exchanges and in the over-the-counter market of securities of a “Commission-Identified Issuer” under the HFCAA. The final amendments became effective on January 10, 2022. Our financial statements contained in the annual report on Form 10-K for the year ended December 31, 2021 have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm that is headquartered in Hong Kong. Centurion ZD CPA & Co., is a firm registered with the PCAOB, and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. However, because our auditor is based in Hong Kong, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval, our auditor and its audit work are not currently able to be inspected independently and fully by the PCAOB. The PCAOB announced on December 16, 2021 that it had issued its report notifying the SEC of its determination that it is unable to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. With respect to our Company, the PCAOB reported that it was unable to inspect or investigate our auditor, Centurion ZD CPA & Co., which audited the Company’s financial statements included in our Annual Report on Form 10-K for year ended December 31, 2021 and which is located in Hong Kong. On May 9, 2022, the SEC provisionally identified the Company as a Commission-Identified Issuer on the SEC’s website at www.sec.gov/HFCAA That provisional identification became final on May 31, 2022.

The Company understands that if the SEC makes the same determination in 2023 and 2024 due to the PCAOB’s continued inability to inspect or investigate completely the Company’s independent auditor, the SEC could prohibit trading of the shares of common stock of the company on the NASDAQ Capital Market, any other U.S. securities exchange, and in the over-the-counter market as early as 2024; and as a result an Nasdaq may determine to delist our shares. Such a trading prohibition and delisting would substantially impair, if not preclude your ability to sell or purchase our securities, and the risks and uncertainties associated with a potential trading prohibition could have a negative impact on the price of our shares of Common Stock in the near term. Further, new laws and regulations or changes in laws and regulations could affect our ability to continue to have our securities listed on Nasdaq, which could materially impair the market for, and market price of, our securities. In addition, if certain legislation pending in the U.S. Congress, and passed by the U.S. Senate, as previously disclosed in our Annual Report on Form 10-K for year ended December 31, 2021, becomes law, such a prohibition could take effect as early as 2023. The Company has begun the process of interviewing independent public accounting firms that are registered with the PCAOB and that are subject to PCAOB inspection to replace Centurion ZD CPA & Co., with a view to engaging such a firm to audit its financial statements for the year ending December 31, 2023, and the Company thereby expects to regain compliance with the HFCAA.

The Warrants may not have value

The February 2021 Warrants have an exercise price of $3.57 per share and the June 2021 Warrants have an exercise price of 3.42. In the event that our common stock does not exceed the exercise price of the February 2021 Warrants or the June 2021 Warrants during the period when such warrants are exercisable, such warrants may not have any value.

Holders of our Warrants will have no rights as shareholders until they acquire shares of our common stock, if ever.

The holders of the Warrants have no rights with respect to our common stock until they acquire shares upon exercise of such Warrants. Upon such exercise, they will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

There is no public market for the Warrants being offered by us in this offering and an active trading market for the same is not expected to develop.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. Without an active market, the liquidity of the Warrants will be severely limited.

Risks Related to Doing Business in China

The approval of the CSRC, and other compliance procedures may be required in connection with any offering we or the selling shareholders may make and, if required, we cannot predict whether we will be able to obtain such approval.

Antelope Enterprise, our ultimate British Virgin Islands holding company, does not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China and other countries and regions. As of the date of this prospectus, (i) our business operations are carried out inside China; and (ii) we do not maintain any variable interest entity structure or operate any data center in China. We may still be subject to PRC laws relating to, among others, data security and restrictions over foreign investments due to the complexity of the regulatory regime in China, and the recent statements and regulatory actions by the PRC government relating to data security may affect our business operations in China or even our ability to offer securities in the United States. Neither we nor any of our subsidiaries has obtained the approval from either the China Securities Regulatory Commission (the “CSRC”) or the Cyberspace Administration of China (the “CAC”) for any offering we or the selling shareholders may make under this prospectus and any applicable prospectus supplement, and we do not intend to obtain the approval from either the CSRC in connection with any such offering, since we do not believe, based upon advice of our PRC counsel, Allbright Law Offices, that such approval is required under these circumstances or for the time being. There can be no assurance however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance. The approval of the CSRC, and other compliance procedures may be required in connection with any offering we or the selling shareholders may make and, if required, we cannot predict whether we will be able to obtain such approval.

5

We rely on offerings of our securities in the United States capital markets to fund our working capital needs. In the future, the approval of the Chinese Government may be required in order for us to offer our securities in the United States. We cannot predict whether we will be able to obtain such approval. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Pursuant to prevailing Chinese laws and regulations, currently we believe that we are not required to obtain any approvals to offer securities to investors outside of China and we have never received any notice informing us that we are required to obtain such approvals in China. Although we are not obligated to obtain any Chinese governmental approvals with respect to offering securities in the United States under prevailing laws and regulations, we cannot predict whether we will be required to obtain approvals relating to the offering securities to investors outside of China or whether we will be able to obtain such approvals in the future. Recently, on July 6, 2021, the General Office of the CPC Central Committee and the General Office of the State Council promulgated Opinions on Lawfully and Severely Combating Illegal Securities Activities (the “Opinions”). The Opinions emphasize and require the strengthening of the supervision by the Chinese government of securities issued by entities operating in China (so-called China concept stocks) and listed on a securities exchange outside of China, which means Chinese government will take aggressive measures to address the risks relating to China concept stocks and to promote the construction of the relevant regulatory systems. Moreover, in particular, the Chinese government is preparing to amend the Special Provisions of the State Council on Offering and Listing abroad by Companies limited by Shares (the “Special Provisions”) that became effective on August 4, 1994. The Special Provisions stipulate that those China-based companies planning to offer securities and to be listed on a securities exchange outside of China must obtain approval from the Securities Committee of the State Council. However, the Special Provisions exclude non-China companies with business operations in China. In light of ongoing trend in the Chinese government to increase the regulation of China-based companies that have been listed or seek to be listed in capital markets outside of China, we may be required to obtain approvals before offering securities to investors outside of China in the future. We cannot predict whether we will be able to obtain such approval with respect to offerings of securities in the United States. We rely on offerings of our securities in the United States capital markets to fund our working capital needs. Our failure to obtain or maintain any requisite approvals would have a material adverse effect on our ability to continue as a going concern, and could result in a loss of your entire investment.

Recent regulatory developments in China may subject us to additional regulatory review and disclosure requirement, expose us to government interference, or otherwise restrict our ability to offer securities and raise capitals outside China, all of which could materially and adversely affect our business and the value of our securities.

In light of the recent statements by the Chinese government indicating its intention to exert more oversight and control over overseas offerings of China-based companies and the proposed CAC review for certain data processing operators in China, we may adjust our business operations in the future, to comply with PRC laws regulating our industry and our business operations. However, such efforts may not be completed in a liability-free manner or at all. We cannot guarantee that we will not be subject to PRC regulatory inspection and/or review relating to cybersecurity, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to fines or other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

We may be subject to PRC laws relating to, among others, data security and restrictions over foreign investments in value-added telecommunications services and other industry sectors set out in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2020 Edition). Specifically, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These PRC laws apply not only to third-party transactions, but also to transfers of information between us and our wholly foreign-owned enterprises in China, and other parties with which we have commercial relations. These PRC laws and their interpretations and enforcement continue to develop and are subject to change, and the PRC government may adopt other rules and restrictions in the future.

The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, and the government-led cybersecurity reviews of certain companies with variable-interest entity (“VIE”) structure, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”). The PRC Cybersecurity Law also establishes more stringent requirements applicable to operators of computer networks, especially to operators of networks which involve critical information infrastructure. The PRC Cybersecurity Law contains an overarching framework for regulating Internet security, protection of private and sensitive information, and safeguards for national cyberspace security and provisions for the continued government regulation of the Internet and content available in China. The PRC Cybersecurity Law emphasizes requirements for network products, services, operations and information security, as well as monitoring, early detection, emergency response and reporting. Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

On July 10, 2021, the CAC publicly issued the Cybersecurity Review Measures (the “Draft Measures”) for public comments until July 25, 2021. According to the Draft Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Draft Measures further requires that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. According to the Draft Measures, a cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (1) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (2) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas. While the Draft Measures have been released for consultation purposes, there is still uncertainty regarding the final content of the Draft Measures, its adoption timeline or effective date, its final interpretation and implementation, and other aspects.

Furthermore, the Standing Committee of the National People’s Congress passed the Personal Information Protection Law of the PRC (“PIPL”), which will become effective from November 1, 2021, and requires general network operators to obtain a personal information protection certification issued by recognized institutions in accordance with the CAC regulation before such information can be transferred out of China.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement requesting additional disclosures from offshore issuers with China-based operating companies before their registration statements will be declared effective, including detailed disclosure related to VIE structures and whether the VIE and the issuer, when applicable, received or were denied permission from the PRC authorities to list on U.S. exchanges and the risks that such approval could be denied or rescinded.

On August 1, 2021, the CSRC stated that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that the securities regulators in both countries should strengthen communications on regulating China-related issuers. Our PRC legal counsel, All Bright Law Offices, has advised us that, in light of our business operations, we should not be required to undergo the CAC review for any offering that we or the selling shareholders may make. However, if the enacted version of the Draft Measures mandates clearance of cybersecurity review and other specific actions to be completed by companies aiming to offer securities outside China, we cannot assure you that the PRC regulatory authorities will not take a contrary view or will not subsequently require us to undergo the approval procedures and subject us to penalties for non-compliance, or that if we are required to obtain such clearance, such clearance can be timely obtained, or at all. If we become subject to cybersecurity inspection and/or review by the CAC or other PRC authorities or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, including offerings under this registration statement, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources. We may also be subject to significant fines or other penalties, which could materially and adversely affect our business, financial condition and results of operations. Furthermore, in the event that Antelope Chengdu and Antelope Futures become operators of critical information infrastructure in the future they (and Antelope Enterprise) may be subjected to the above-described regulation.

6

The PRC government has significant influence over companies with China-based operations by enforcing existing rules and regulation, adopting new ones, or changing relevant industrial policies in a manner that may materially increase our compliance cost, change relevant industry landscape or otherwise cause significant changes to our business operations in China, which could result in material and adverse changes in our operations and cause the value of our securities to significantly decline or be worthless.

Our operations are located entirely within China. The PRC government has significant influence over the China-based operations of any company by allocating resources, providing preferential treatment to particular industries or companies, or imposing industry-wide policies on certain industries. The PRC government may also amend or enforce existing rules and regulation, or adopt ones, which could materially increase our compliance cost, change the relevant industry landscape, or cause significant changes to our business operations in China. In addition, the PRC regulatory system is based in part on government policies and internal guidance, some of which are not published on a timely basis, or at all, and some of which may even have a retroactive effect. We may not be aware of all non-compliance incidents at all times, and we may face regulatory investigation, fines and other penalties as a consequence. As a result of the changes in the industrial policies of the PRC government, including the amendment to and/or enforcement of the related laws and regulations, companies with China-based operations, including us, and the industries in which we operate, face significant compliance and operational risks and uncertainties. For example, on July 24, 2021, Chinese state media, including Xinhua News Agency and China Central Television, announced a broad set of reforms targeting private education companies providing after-school tutoring services and prohibiting foreign investments in institutions providing such after-school tutoring services. As a result, the market value of certain U.S. listed companies with China-based operations in the affected sectors declined substantially. As of the date of this prospectus, we are not aware of any similar regulations that may be adopted to significantly curtail our business operations in China. However, if such other adverse regulations or policies are adopted in China, our operations in China will be materially and adversely affected, which may significantly disrupt our operations and adversely affect our business.

We may be subject to anti-monopoly concerns as a result of our doing business in China.

Article 3 of Anti-Monopoly Law of the People's Republic of China (the “Anti-Monopoly Law”) prohibits "monopolistic practices," which include: a) the conclusion of monopoly agreements between operators; b) the abuse of dominant market position by operators; and c) concentration of undertakings which has or may have the effect of eliminating or restricting market competition. Also, according to Article 19 of the Anti-Monopoly Law, the operator(s) will be assumed to have a dominant market position if it has following situation: a) an operator has 50% or higher market share in a relevant market; b) two operators have 66% or higher market share in a relevant market; or c) three operators have 75% or higher market share in a relevant market. We believe none of our subsidiaries in China has engaged in any monopolistic practices in China, and that recent statements and regulatory actions by the Chinese government do not impact our ability to conduct business, accept foreign investments, or list on an U.S. or other foreign stock exchange. However, there can be no assurance that regulators in China will not promulgate new laws and regulations or adopt new series of regulatory actions which may require our Chinese subsidiaries to meet new requirements on the issues mentioned above.

7

Rules and regulations in China can change quickly with little advance notice, creating substantial uncertainty. Changes in the PRC legal system may adversely affect our business and operation.

Our major business operations are conducted in the PRC and therefore regulated by the laws and regulations of the PRC. The PRC legal system is based on the written statutes and involves a unified, multilevel legislative system. The National People’s Congress (the “NPC”) and its Standing Committee exercise the state power to make laws. The NPC enacts and amends basic laws pertaining to criminal offences, civil affairs, state organs and other matters. The Standing Committee enacts and amends all laws except for basic laws that should be enacted by the NPC. When the NPC is not in session, its Standing Committee may partially supplement and revise laws enacted by the NPC, provided that the changes do not contravene the laws’ basic principles. Generally, the PRC laws will go through specific legislative procedures before being promulgated. The legislative authority may propose a bill and then the bill shall be deliberated three times before being voted. However, administrative regulations are formulated by the State Council which reports them to the NPC. The administration regulations are often promulgated with little advance notice, which results in a lack of predictability, and substantial uncertainty. Moreover, the uncertainties may fundamentally impact the development of one or more specific industries and in extreme cases result in the termination of certain businesses. For example, the Opinions on Further Easing the Burden of Excessive Homework and After-School Tutoring for Students Undergoing Compulsory Education, known as “double reduction” education policy, was promulgated by General Office of the CPC Central Committee and General Office of the State Council on July 24, 2021. The “double reduction” education policy comes into effective immediately and has posed a significant impact on the education and training industries, as well as those China-based companies listed in the United States. The resulting unpredictable could materially and adversely affects the market value and the operation of the businesses affected.

Furthermore, the PRC administrative authorities and courts have the power to interpret and implement or enforce statutory rules and contractual terms at their reasonable discretion which makes the business environment much more complicated and unpredictable. It is difficult to predict the outcome of the administrative and court proceedings. The uncertainties may affect our assessments of the relevance of legal requirements, and our business decisions. Such uncertainties may result in substantial operating expenses and costs. Should there were any investigations, arbitrations or litigation with respect to our alleged non-compliance with statutory rules and contractual terms, the management team could be distracted from our primary business considerations, and therefore such a circumstance could materially and adversely affect our business and results of operations. We cannot predict future developments relating to the laws, regulations and rules in the PRC. We may be required to procure additional permits, authorizations and approvals for our operations, which we may not be able to obtain. Our failure to obtain such permits, authorizations and approvals may materially and adversely affect our business, financial condition and the results of operations.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, any prospectus supplement, and the documents we incorporate by reference contains forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, any prospectus supplement, or the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, any prospectus supplement, and the documents we incorporate by reference may also contain forward-looking statements attributed to third parties relating to their estimates regarding the growth of our markets. All forward-looking statements address matters that involve risks and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results, as well as those of the markets we serve, levels of activity, performance, achievements and prospects to differ materially from the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, any prospectus supplement, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, any prospectus supplement, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

PRICE RANGE OF OUR SHARES

Our shares have been listed on the NASDAQ Stock Market since January 18, 2011. Our shares were initially listed under the symbol “CCCL”, and now trade under the symbol “AEHL”. Our shares were listed on the NASDAQ Capital Market from November 3, 2010 through January 17, 2011 and were relisted on the Nasdaq Capital Market on March 23, 2016 following the listing transfer. Our shares were listed on the NASDAQ Global Market from January 18, 2011 until March 22, 2016. The shares were previously quoted on the OTC Bulletin Board from December 29, 2009 through November 2, 2010.

8

The following tables set forth, for the calendar quarters indicated and through November May 27, 2022, the quarterly high and low sale prices for our shares, as reported on NASDAQ Stock Market and the OTC Bulletin Board, as applicable. The OTC Bulletin Board market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Prior to June 28, 2016, the sale prices of our shares were retroactively restated to reflect the 8:1 reverse split effected on that date.

	Shares
	High	Low
Annual Highs and Lows

2012	36.32	11.76
2013	32.48	15.84
2014	20.48	5.92
2015	11.36	6.00
2016	8.64	2.09

Quarterly Highs and Lows

2015
First Quarter	9.92	6.48
Second Quarter	11.36	8.88
Third Quarter	9.28	6.00
Fourth Quarter	9.60	6.00

2016
First Quarter	8.64	2.80
Second Quarter	4.08	2.09
Third Quarter	5.30	2.19
Fourth Quarter	3.02	2.10

2017
First Quarter	2.53	2.08
Second Quarter	2.26	1.32
Third Quarter	1.68	1.31
Fourth Quarter	2.39	1.32

2018
First Quarter	2.69	1.43
Second Quarter	1.76	1.37
Third Quarter	1.87	1.32
Fourth Quarter	3.67	0.80

2019
First Quarter	2.08	1.38
Second Quarter	1.76	0.80
Third Quarter	0.93	0.73
Fourth Quarter	1.06	0.67

2020
First Quarter	2.70	1.11
Second Quarter	2.82	1.14
Third Quarter	3.12	1.83
Fourth Quarter	2.64	1.97

2021
First Quarter	4.90	2.42
Second Quarter	7.70	2.46
Third Quarter	4.95	2.70
Fourth Quarter	3.17	1.50

2022
First Quarter	1.79	1.02

(Source: http://finance.yahoo.com)

On May 27, the closing price of our shares on the NASDAQ Stock Market was $0.792, with 6,038,241  shares issued and outstanding as of the same date.

9

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2021. Because we will not be receiving any proceeds pursuant to the sale of any Shares by the selling shareholders, our capitalization table is not adjusted to reflect such sales. You should read the following table in conjunction with our financial statements, which are incorporated by reference into this prospectus.

Capitalization	As of
(in RMB except share data)	December 31, 2021
Common shares issued	5,976,098
Par Value Amount	943,028
Additional Paid-In Capital	498,319,329
Statutory Reserves	135,343,158
Retained Earnings	(582,820,151)
Accumulated Other Comprehensive Income	(923,711)
Noncontrolling interest	(1,306,117)
Total:	49,555,536

USE OF PROCEEDS

We will receive proceeds from any exercises of the warrants, but not from the sale of the underlying common stock. The selling shareholders will receive all of the net proceeds from the sale of any shares offered by them under this prospectus. The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax, legal services or any other expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus.

DIVIDEND POLICY

We paid a cash dividend of US$0.10 (equivalent to RMB0.61) per share each on August 13, 2013 and January 14, 2014, respectively, to our shareholders which totaled in aggregate US$4.1 million (equivalent to RMB24.9 million). Also, we paid a cash dividend of US$0.0125 (equivalent to RMB0.08) per share each on August 14, 2014 and January 14, 2015, respectively, to its shareholders which totaled in aggregate US$0.5 million (equivalent to RMB3.2 million).

We do not currently have any plans to pay any cash dividends in the foreseeable future on our shares being sold in this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. The payment of dividends by entities organized in China is subject to limitations. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. Each of our Chinese subsidiaries is also required to set aside at least 10% of its after-tax profit based on China’s accounting standards each year to its general reserves until the cumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of our PRC subsidiaries, each of which is a wholly foreign owned enterprise, has the discretion to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which is likewise not distributable to its equity owners except in the event of a liquidation of the foreign-invested enterprise. If we decide to pay dividends in the future, these restrictions may impede our ability to pay dividends. In addition, if any of these Chinese entities incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Our Board of Directors has discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

10

CASH TRANSFERS WITHIN OUR ORGANIZATION

During each of the fiscal years ended December 31, 2019, 2020 and 2021, as well as during the period from January 1, 2022 through May 31, 2022, the only transfer of assets among Antelope Enterprise and its subsidiaries have consisted of cash. During that same period, there have been no distributions, dividends or loans extended by any of our direct or indirectly held subsidiaries to Antelope Enterprises. During that same period Antelope Enterprise has not declared any dividends or made any distributions to its shareholders.

Antelope Enterprise routinely provides cash to its subsidiaries either by way of capital contribution or by way of loan.

Antelope Enterprise is a holding company incorporated in the British Virgin Islands, and we do not have any substantive operations other than indirectly holding the equity interest in our operating subsidiaries in China. Antelope Enterprise relies on dividends paid by our Hong Kong and Chinese subsidiaries and capital raised from the sale of our securities to satisfy our cash needs. The payment of dividends to Antelope Enterprise by our Chinese subsidiaries is effected by means of dividends by those entities to their Hong Kong direct parent and a redividend by that Hong Kong entity to Antelope Enterprise. Such dividends are effected by resolution of the board of directors of each such entity (after provision for applicable tax obligations).

China is a foreign exchange administration country. Capital injections, cross-border trade and services transactions settled in foreign exchange, overseas financing and profit repatriations are subject to the foreign exchange administration regulations. The Authority dealing with foreign exchange in China is the State Administration of Foreign Exchange (SAFE) and its local branches. A Chinese subsidiary owned by a foreign company must apply for registration of foreign exchange with the SAFE after the issuance of a business license and obtain a foreign exchange registration certificate. When the Chinese subsidiaries apply to repatriate dividends to foreign shareholders, they must submit the application form to SAFE with the proof that such dividends have been subjected to all applicable tax withholding. A Chinese subsidiary can only distribute dividends out of its accumulated profits, which means that any accumulated losses must be more than offset by its profits in other years, including the current year.

The cash transfers within the organization during the above-referenced periods were as follows:

For The Period From January 1, 2022 through May 31, 2022
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Success Winner Limited	Antelope Enterprise Holdings Limited	2,342,235	350,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,692,100	1,000,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Future (Yangpu) Investment Co., Ltd	1,300,000	194,259	Capital injection to direct subsidiary	Cash
Antelope Future (Yangpu) Investment Co., Ltd	Antelope Ruicheng Investment (Hainan) Co., Ltd	1,290,000	192,764	Capital injection to direct subsidiary	Cash
Antelope Ruicheng Investment (Hainan) Co., Ltd	Hainan Kylin Cloud Services Technology Co., Ltd	1,275,000	190,523	Capital injection to direct subsidiary	Cash

For The Year 2021
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset Type
Antelope Enterprise Holdings Limited	Success Winner Limited	22,516,296	3,480,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	8,475,962	1,310,000	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	4,852,650	750,000	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	6,664,306	1,030,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Antelope Holdings (Chengdu) Co., Ltd	4,852,650	750,000	Capital injection to direct subsidiary	Cash
Vast Elite Limited	Chengdu Future Talented Management and Consulting Co., Ltd	3,235,100	500,000	Capital contribution to direct subsidiary	Cash
Jiangxi Hengdali Ceramics Materials Co., Ltd	Jinjiang Hengda Ceramics Co, Ltd	7,000,000	1,081,883	Loan repayment to direct holding company	Cash

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For the year 2020
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Success Winner Limited	7,028,476	1,018,000	Working capital loan to direct subsidiary	Cash
	Vast Elite Limited	10,013,161	1,450,300	Working capital loan to direct subsidiary	Cash
Success Winner Limited	Antelope Enterprise (HK) Holdings Limited	3,455,552	500,500	Working capital loan to direct subsidiary	Cash
	Stand Best Creation Limited	3,935,394	570,000	Working capital loan to direct subsidiary	Cash
Antelope Enterprise (HK) Holdings Limited	Success Winner Limited	3,452,100	500,000	Return excessed working capital to direct holding company	Cash
Vast Elite Limited	Chengdu Future Talented Management and consulting Co., Ltd	696,752	100,917	Capital contribution to direct subsidiary	Cash

For the year 2019
Company (Wire transfer from)	Company (Wire transfer to)	Amount (RMB)	Equivalent to amount (USD)	Purpose	Asset type
Antelope Enterprise Holdings Limited	Stand Best Creation Limited	7,919,743	1,146,443	Working capital loan to subsidiary	Cash
Stand Best Creation Limited	Success Winner Limited	3,476,371	503,231	Working capital loan to direct holding company	Cash
Success Winner Limited	Vast Elite Limited	2,764,622	400,200	Working capital loan to direct subsidiary	Cash

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SELLING SHAREHOLDERS

This prospectus covers the public resale of the Shares owned by the selling shareholders named below. Such selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Shares owned by them. The selling shareholders, however, make no representations that the Shares will be offered for sale. The tables below present information regarding the selling shareholders and the Shares that each such selling shareholder may offer and sell from time to time under this prospectus.

Unless otherwise indicated, all information with respect to ownership of our Shares of the selling shareholders has been furnished by or on behalf of the selling shareholders and is as of November 22, 2021. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the tables below, the selling shareholders have sole voting and dispositive power with respect to the Shares reported as beneficially owned by them. Because the selling shareholders identified in the tables may sell some or all of the Shares owned by them which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, no estimate can be given as to the number of Shares available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the Shares owned beneficially by them that are covered by this prospectus, but will not sell any other Ordinary Shares that they presently own. However, we are not aware of any agreements, arrangements or understandings with respect to the sale of any of the Shares by any of the selling shareholders. Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation. Additional selling shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the tables above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified selling shareholders will not be able to use this prospectus for resales until they are named in the tables above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Shares from holders named in this prospectus after the effective date of this prospectus.

The following table sets forth:

•	the name of each selling shareholder holding Shares;

•	the number of Shares beneficially owned by each selling shareholder prior to the sale of the Shares covered by this prospectus;

•	the number of Shares that may be offered by each selling shareholder pursuant to this prospectus;

•	the number of Shares to be beneficially owned by each selling shareholder following the sale of the Shares covered by this prospectus; and

•	the percentage of our issued and outstanding Shares to be owned by each selling shareholder before and after the sale of the Shares covered by this prospectus.

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Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (7)	% of Outstanding Shares Beneficially Owned Before Sale of Shares (7)	Number of Shares Available Pursuant to this Prospectus	Number of Shares Beneficially Owned After Sale of Shares (8)	% of Outstanding Shares Beneficially Owned After Sale of Shares (8)
Anson Investments Master Fund LP (1)	296,426(12)	4.99%(12)	500,703	0	*
Intracoastal Capital, LLC (2)	592,852(13)	9.99%(13)	500,703	125,643(15)	2.13%
CVI Investments, Inc. (3)	296,426(14)	4.99%(14)	500,704	0	*
Dawson James Securities, Inc. (4)	228,980	3.88%	115,028	113,952	1.89%
Robert Keyser, Jr. (5)	72,961	1.2%	17,592	0	*
Douglas Armstrong (6)	72,961	1.2%	17,592	0	*
Chen Shengrong (9)	64,655	1.1%	64,655	0	*
Yu Min (10)	129,310	2.19%	129,310	0	*
Zheng Weilai (11)	977,755	16.55%	372,414	605,341	10.25%

*	Less than 1%

(1)	Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.
(2)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended of the securities reported herein that are held by Intracoastal.The address of the selling shareholder is 245 Palm Trail, Delray Beach, FL 33483
(3)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. ("CVI"), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to this prospectus. The address of the selling shareholder is c/o Heights Capital Management, Inc, 1010 California Street, Suite 3250, San Francisco, CA 94111.

(4)	The address of the selling shareholder is 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432.
(5)	The address of the selling shareholder is 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432. Does not include securities owned by Dawson James Securities, Inc. By virtue of his position as Chairman and CEO of Dawson James, Securities, Inc., Mr. Keyser may be deemed to beneficially own the securities owned by Dawson James, Securities, Inc. Mr. Keyser disclaims ownership of those securities.
(6)	The address of the selling shareholder is 1 North Federal Highway, 5th Floor, Boca Raton, FL 33432.
(7)	Based on 5,934,452 shares outstanding as of the date of this prospectus.
(8)	Assumes that the selling shareholder sells all of the shares offered hereby.
(9)	The address of the selling shareholder is 42-1-4 Yudu Villa, 2 Tong Yi Lu, Jinniu District, Chengdu, Sichuan, PRC.
(10)	The address of the selling shareholder is 203, 2 Dong, Lang Shi Lv Se Jie Qu, 199 Ying Hui Lu, Cheng Hua District, Chengdu, Sichuan, PRC.
(11)	The address of the selling shareholder is 2302 Unit 1 Block 2, Phase 1, 88 Hui Yuan Dong Lu, Jinjiang District, Chengdu, Sichuan, PRC.
(12)	The total number of shares of Common Stock issuable upon the exercise of Warrants exercise is 626,346. The resale of 500,703 shares issuable upon Warrant exercise are subject to this registration statement and the resale of 125,643 shares issuable upon Warrant exercise are the subject of a separate registration statement, but the number of shares reflected as beneficially owned is shown at 294,753 or 4.99% of the outstanding number of shares of Common Stock by virtue of a provision set forth in each warrant that precludes the exercise by the holder if and to the extent that any such exercise would cause the number of shares of Common Stock held by the holder to exceed 4.99%.
(13)	The total number of shares of Common Stock issuable upon the exercise of Warrants is 626,346. The resale of 500,703 shares issuable upon Warrant exercise are subject to this registration statement and the resale of 125,643 shares issuable upon Warrant exercise are the subject of a separate registration statement, but the number of shares reflected as beneficially owned is shown at 294,753 or 4.99% of the outstanding number of shares of Common Stock by virtue of a provision set forth in each warrant that precludes the exercise by the holder if and to the extent that any such exercise would cause the number of shares of Common Stock held by the holder to exceed 4.99%.
(14)	The number of shares of Common issuable upon the exercise of Warrants is 500,704 and the offer and resale of all such shares are subject to this registration statement, but the number of shares reflected as beneficially owned is shown at 294,753 or 4.99% of the outstanding by virtue of a provision set forth in each warrant that precludes the exercise by the holder if and to the extent that any such exercise would cause the number of shares of Common Stock held by the holder to exceed 4.99%.
(15)	Consists of warrants to purchase Common Stock not included in the registration statement to which this Prospectus relates.

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PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Shares or interests in Shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the Shares on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such Shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Shares in the course of hedging the positions they assume. The selling shareholders may also sell Shares short and deliver these securities to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the selling shareholders from the sale of the Shares offered by them will be the purchase price of such Shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Shares.

The selling shareholders also may resell all or a portion of their Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Ordinary Shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Ordinary Shares offered by this prospectus.

EXPENSES

We estimate the fees and expenses to be incurred by us in connection with the resale of the ordinary shares in this offering, other than underwriting discounts and commissions, to be as follows:

SEC registration fee	$710
Legal fees and expenses	$25,000
Accounting fees and expenses	$20,000
Miscellaneous expenses	$1,000

Total	$31,710

All amounts are estimated except the SEC registration fee.

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LEGAL MATTERS

We are being represented by ArentFox Schiff LLP, Washington, DC with respect to legal matters arising under the United States federal securities laws. The validity of the shares offered in this offering and legal matters as to British Virgin Islands law will be passed upon for us by Harney Westwood & Riegels. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus have been audited by Centurion ZD CPA & Co., our independent registered public accounting firm, and are included in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Many of our officers and directors, and some of the experts named in this prospectus, are residents of PRC or elsewhere outside of the U.S., and all of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

Substantially all of our operations and records, and most of our senior management are located in the PRC. Our shareholders have limited ability to assert and collect on claims in litigation against us and our principals. In addition, corporate organization and structure could further impede the ability of a person to prove a claim or collect on a judgment against the Company. Finally, China has very restrictive secrecy laws that prohibit the delivery of many of the financial records maintained by a business located in China to third parties absent Chinese government approval. Since discovery is an important part of proving a claim in litigation, and since most if not all of the Company’s records are in China, Chinese secrecy laws could frustrate efforts to prove a claim against the Company or its management. In order to commence litigation in the United States against an individual such as an officer or director, that individual must be served. While directors and officers of a Delaware corporation are routinely served for purposes of a suit against them in Delaware for breach of fiduciary duty and there are means of serving individuals who reside outside the United States in other litigation, generally service requires the cooperation of the country in which a defendant resides. China has a history of failing to cooperate in efforts to effect such service upon Chinese citizens in China. These and other similar PRC laws and regulations could substantially impair our shareholders abilities to investigate and prosecute claims against our Company, our officers and our directors.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

British Virgin Islands law does limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. The Company’s memorandum and articles of association provides for indemnification of its officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default to the extent permitted under BVI law. Indemnification is only available to a person who acted in good faith and in what that person believed to be in the best interests of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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Item 9.	Exhibits

Exhibit	Title

4.1	Form of Certificate for Shares of the Registrant. (1)
4.2	Form Warrant (2)
4.3	Form Warrant (3)
5.1	Opinion of Harney Westwood & Riegels. (4)
10.1	Form of Securities Purchase Agreement (2)
10.2	Form of Securities Purchase Agreement (3)
23.1	Consent of Centurion ZD CPA & Co.
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
24.1	Power of Attorney (5)

(1)	Incorporated by reference from the exhibit of the same number filed with the Registrant’s Registration Statement on Form F-3, filed on April 16, 2018.

(2)	Incorporated by reference from the exhibit of the same number filed with the Company’s Form 6-K, filed with the SEC on February 16, 2021.

(3)	Incorporated by reference from the exhibit of the same number filed with the Company’s Form 6-K, filed with the SEC on June 16, 2021.

(4)	Incorporated by reference from the exhibit of the same number filed with the Registrant’s Registration Statement on Form F-3, filed on August 12, 2021.

(5)	Incorporated by reference from the signature page filed with the Registrant’s Registration Statement on Form F-3, filed on August 12, 2021.

Item 10.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information otherwise required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided, however, that a post-effective amendment need not be filed to include financial statements and information otherwise required by Section 10(a)(3) of the Act or §210.3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Jinjiang, Fujian Province, PRC on June 2, 2022.

Antelope Enterprise Holdings Ltd.

By:	/s/ Huang Meishuang
	Name:	Huang Meishuang
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huang Meishuang	Chief Executive Officer	June 2, 2022
(Principal Executive Officer and Director)

/s/ Hen Man Edmund	Chief Financial Officer	June 2, 2022
(Principal Financial Officer and Principal Accounting Officer)

/s/ Roy Tan Choon Kang*	Director	June 2, 2022

/s/ Song Chungen*	Director	June 2, 2022

/s/ Alex Ng Man Shek*	Director	June 2, 2022

/s/ Shen Cheng Liang*	Director	June 2, 2022

*By: /s/ Hen Man Edmund	Attorney & Agent-In-Fact	June 2, 2022
Hen Man Edmund

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